Exhibit 99.1

FOR IMMEDIATE RELEASE
	Contact:	Bill Newbould
Endo Pharmaceuticals
(610) 558-9800

ENDO PHARMACEUTICALS

INCREASES FINANCIAL GUIDANCE FOR 2003

Chadds Ford, Pa., March 25, 2003 – Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP: ENDPW), a market leader in pain management, today increased its financial guidance for fiscal year 2003. The company revised its guidance for 2003 net sales from $440 million to $470 million and 2003 consolidated EBITDA from $160 million to $180 million. Of course, there can be no assurance of the company achieving these numbers.

According to Carol A. Ammon, chairman and chief executive officer, “Our increased 2003 guidance is attributable to the strength of our product line including the continued lack of competition with our generic extended release morphine sulfate and the sustained prescription growth of Lidoderm®. We currently expect net sales of Lidoderm®, the first FDA-approved product for the treatment of the pain associated with post-herpetic neuralgia, to be approximately $145 million-$155 million which is an increase from our earlier guidance of $135 million-$145 million.”

“In addition, we remain pleased with the prescription growth on our two new strengths of Percocet® which now comprise approximately two-thirds of Percocet® prescriptions dispensed. Our revised 2003 guidance reflects our funding of 100% of the oxymorphone ER program, our continued assumption of generic Percocet® competition by mid year and our revised assumption of competition on our extended-release morphine sulfate product by late second quarter of 2003,” said Ms. Ammon.

The above guidance excludes non-recurring items and the potential impact of other components of the company’s strategy, including possible future acquisitions or licensing opportunities.

Endo Pharmaceuticals also announced that in its litigation with Purdue Frederick over Endo’s oxycodone extended-release tablets, the AB-rated bioequivalent versions of Purdue’s 10mg, 20mg, 40mg and 80mg strengths of OxyContin®, the district court has tentatively scheduled a trial of the patent claims for June 2003. Since October 2000, Purdue Frederick has filed three lawsuits against Endo alleging that Endo’s oxycodone extended-release product infringes three of its patents which cover the 10 mg, 20 mg, 40 mg and 80 mg strengths of OxyContin®. These patent challenges are currently pending in the U.S. District for the Southern District of New York. Endo believes it was the first company to have filed an abbreviated new drug application (ANDA) with the FDA for the bioequivalents of the 10mg, 20mg and 40mg strengths of OxyContin® and that once final FDA approval of Endo’s ANDA is granted, it will have 180 days of marketing exclusivity with respect to these strengths of this product. Endo received tentative approval from the FDA of its ANDA, representing all four marketed strengths of OxyContin®, in July 2002. These strengths of OxyContin® had combined U.S. branded sales of approximately $1.6 billion for the year ended December 31, 2002.

About Endo

Endo Pharmaceuticals Holdings Inc. is a fully integrated specialty pharmaceutical company with market leadership in pain management products. Through its Endo Pharmaceuticals Inc. subsidiary, the company researches, develops, produces and markets a broad product offering of branded and generic pharmaceuticals, meeting the needs of healthcare professionals and consumers alike. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available online at www.endo.com.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions, current expectations, estimates and projections. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements are not historical facts and include information regarding the Company’s possible or assumed results of operations. Also, statements or expressions that are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates” or similar expressions are forward-looking statements. Endo’s estimated or anticipated future results, product performance or other non- historical facts are forward-looking and reflect Endo’s current perspective on existing trends and information. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. The reader should not rely on any forward-looking statement. The Company undertakes no obligations to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of the Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Important factors that may affect future results include, but are not limited to: market acceptance of the Company’s products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company’s product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre-clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 9, 2000, as amended, and in Endo’s Registration Statement on Form S-3 dated October 17, 2001. Readers should evaluate any statement in light of these important factors.

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